Exhibit (a)(2)

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF “PACIFIC SELECT FUND”, FILED IN THIS OFFICE ON THE TWENTY- SECOND DAY OF JUNE, A.D. 2016, AT 6:43 O`CLOCK P.M.

6051095 8100 SR# 20164598570	Authentication: 202543327 Date: 06-23-16

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:43 PM 06122/2016
FILED 06:43 PM 06122/2016
SR 20164598570 - File Number 6076937

PACIFIC SELECT FUND

CERTIFICATE OF TRUST

This Certificate of Trust of Pacific Select Fund (the “Trust”) is duly executed and filed on behalf of the Trust by each of the undersigned, collectively comprising all of the initial trustees of the Trust (collectively, the “Trustees”), to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the “Act”).

1.                                   Name.  The name of the trust formed hereby is Pacific Select Fund.

2.                                      Registered Office; Registered Agent.  The business address of the Trust’s registered office in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware  19904. The name of the Trust’s registered agent at such address is National Registered Agents, Inc.

3.                                     Investment Company.  Pursuant to Section 3807(b) of the Act, notice is hereby given that the Trust will become a registered investment company under the Investment Company Act of 1940, as amended.

4.                                      Series.  Pursuant to Section 3806(b)(2) of the Act, the Trust shall issue one or more series of beneficial interests having the rights and preferences set forth in the governing instrument of the Trust, as the same may be amended from time to time (each, a “Series”).

5.                                    Notice of Limitation of Liabilities of each Series.  Pursuant to Section 3804(a) of the Act, there shall be a limitation on liabilities of each Series such that (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or the assets of any other Series thereof; and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.

6.                                     Effective Date.  This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF each of the Trustees named below, collectively being all of the initial Trustees of the Trust, has duly executed this Certificate of Trust as of June 22, 2016, in accordance with Section 381l(a)(l) of the Act.

/s/ James T. Morris
Name: James T. Morris
Trustee

/s/ Frederick L. Blackmon
Name: Frederick L. Blackmon
Trustee

/s/ Gale K. Caruso
Name: Gale K. Caruso
Trustee

/s/ Paul A. Keller
Name: Paul A. Keller
Trustee

/s/ Lucie H. Moore
Name: Lucie H. Moore
Trustee

/s/ Nooruddin S. Veerjee
Name: Nooruddin S. Veerjee
Trustee

/s/ G. Thomas Willis
Name: G. Thomas Willis
Trustee